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As filed with the Securities and Exchange Commission on April 29, 2004

Registration No. 333-112375

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INFRASOURCE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation of Organization)	1623 (Primary Standard Industrial Classification Code Number)	03-0523754 (I.R.S. Employer Identification Number)

500 West Dutton Mill Road
Aston, Pennsylvania 19014
(610) 619-3000
(Address, including zip code, and telephone number including area code, of registrant's principal executive offices)

David R. Helwig
Chief Executive Officer and President
InfraSource Services, Inc.
500 West Dutton Mill Road
Aston, Pennsylvania 19014
(610) 619-3000
(Name, Address, Including Zip Code, and Telephone Number Including Area Code, of Agent For Service)

Copies to:
Jeffrey H. Cohen, Esq. Jennifer A. Bensch, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 (213) 687-5000	Mark Stegemoeller, Esq. Latham & Watkins LLP 633 West Fifth Street, Suite 4000 Los Angeles, California 90071 (213) 485-1234

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        InfraSource Services, Inc. is filing this Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-112375) for the purpose of filing exhibits to the Registration Statement. This Amendment No. 3 does not modify any part of the Prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, such Prospectus and Items 13, 14, 15 and 17 of Part II have not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a)
Exhibits

Exhibit No.	Document
1.1	Form of Underwriting Agreement.
2.1	Agreement and Plan of Merger, dated as of June 17, 2003, by and among InfraSource Services, Inc. (f/k/a Dearborn Holdings Corporation), Exelon Enterprises Company, LLC, InfraSource Incorporated and Dearborn Merger Sub, Inc.†(1)
2.2	Agreement and Plan of Merger by and among Dearborn Holdings Corporation, InfraSource Incorporated, MAI Acquisition, Inc., Maslonka & Associates, Inc., Martin Maslonka, Mark C. Maslonka, Jon Maslonka, Justin Campbell, Joseph Gabbard, Sidney N. Strauss and Thomas B. Tilford, dated as of January 16, 2004.**†(1)
3.1	Form of Restated Certificate of Incorporation of InfraSource Services, Inc.
3.1.1	Form of Certificate of Amendment to the Restated Certificate of Incorporation of InfraSource Services, Inc.
3.2	Form of Amended and Restated Bylaws of InfraSource Services, Inc.
3.3	Specimen of stock certificate.
4.1	Stockholders Agreement, dated as of September 24, 2003, by and among InfraSource Services, Inc. (f/k/a the Dearborn Holdings Corporation) and its Security Holders party thereto.(1)
4.2	Registration Rights Agreement, dated as of April 20, 2004, by and among InfraSource Services Inc., OCM/GFI Power Opportunities Funds, L.P., OCM Principal Opportunities Fund II, L.P., Martin Maslonka, Thomas B. Tilford, Mark C. Maslonka, Justin Campbell, Joseph Gabbard, Sidney Strauss, Jon Maslonka, David R. Helwig, Terence R. Montgomery and Paul M. Daily.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, related to the shares of common stock being sold in the initial public offering.(1)
10.1	Form of Officer and Director Indemnification Agreement.
10.2	Credit Agreement, dated September 24, 2003, made by InfraSource Services, Inc. (f/k/a Dearborn Holdings Corporation), InfraSource Incorporated in favor of LaSalle Bank National Association.(1)
10.3	First Amendment, dated as of January 22, 2004, to the Credit Agreement, dated as of September 24, 2003, among InfraSource Services, Inc. (f/k/a Dearborn Holdings Corporation), InfraSource Incorporated in favor of LaSalle Bank National Association.(1)
10.4	Volume Agreement, dated as of September 24, 2003, between InfraSource Services, Inc. (f/k/a Dearborn Holdings Corporation) and Exelon Enterprises Company, LLC.**(1)
10.5	2003 Omnibus Stock Incentive Plan.(1)
10.6	Form of 2004 Omnibus Stock Incentive Plan.
10.7	Form of 2004 Employee Stock Purchase Plan.

10.8	InfraSource Incorporated Deferred Compensation Plan.(1)
10.9	Management Agreement, dated September 24, 2003, by and among David Helwig, InfraSource Services, Inc. (f/k/a Dearborn Holdings Corporation) and InfraSource Incorporated.(1)
10.10	Management Agreement, dated September 24, 2003, by and among Terence R. Montgomery, InfraSource Services, Inc. (f/k/a Dearborn Holdings Corporation) and InfraSource Incorporated.(1)
10.11	Management Agreement, dated September 24, 2003, by and among Henry E. Jackson, InfraSource Services, Inc. (f/k/a Dearborn Holdings Corporation) and InfraSource Incorporated.(1)
10.12	Management Agreement, dated September 24, 2003, by and among Stephen J. Reiten, InfraSource Services, Inc. (f/k/a Dearborn Holdings Corporation) and InfraSource Incorporated.(1)
10.13	Management Agreement, dated September 24, 2003, by and among Paul M. Daily, InfraSource Services, Inc. (f/k/a Dearborn Holdings Corporation) and InfraSource Incorporated.(1)
10.14	Amendment to Non-Qualified Time-Based Stock Option Agreement, dated January 27, 2004, by and between Paul Daily and InfraSource Services, Inc.(1)
10.15	Settlement Agreement and General Release of Claims, dated September 29, 2003, by Terence R. Montgomery and InfraSource Incorporated.(1)
10.16	Subscription Agreement, dated January 27, 2004, by OCM Principal Opportunities Fund II, L.P. and InfraSource Services, Inc.(1)
10.17	Subscription Agreement, dated January 27, 2004, by OCM/GFI Power Opportunities Fund, L.P. and InfraSource Services, Inc.(1)
10.18	Subscription Agreement, dated January 29, 2004, by David Helwig and InfraSource Services, Inc.(1)
10.19	Subscription Agreement, dated January 29, 2004, by Paul Daily and InfraSource Services, Inc.(1)
10.20	Form of 2004 Omnibus Stock Incentive Plan Non-Qualified Stock Option Agreement
10.21	Second Amendment and Waiver, dated April 21, 2004, to the Credit Agreement and the Guarantee and Collateral Agreement.
10.22	Guarantee and Collateral Agreement, dated as of September 24, 2003, by and among InfraSource Services, Inc., (f/k/a Dearborn Holdings Corporation), InfraSource Incorporated and its subsidiaries party thereto, in favor of Barclays Bank PLC.
21.1	List of Subsidiaries.(1)
23.1	Consent of PricewaterhouseCoopers LLP, Independent Auditors.
23.2	Consent of PricewaterhouseCoopers LLP, Independent Auditors.
23.3	Consent of PricewaterhouseCoopers LLP, Independent Auditors.
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of the Registration Statement).(1)
24.2	Power of Attorney.(1)

**
Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

†
InfraSource Services agrees to furnish copies of the Schedules and Exhibits referenced in this agreement to the Securities and Exchange Commission upon request.

(1)
Previously filed.

(b)
Financial Statement Schedules

    Report of Independent Auditors on Financial Statement Schedule

    Schedule II—Valuation and Qualifying Accounts

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, InfraSource Services, Inc. has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aston, Commonwealth of Pennsylvania, on April 29, 2004.

INFRASOURCE SERVICES, INC.

By:	/s/ DAVID R. HELWIG David R. Helwig Chief Executive Officer and President

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID R. HELWIG David R. Helwig	Chief Executive Officer, President and Director (Principal Executive Offier)	April 29, 2004
* Terence R. Montgomery	Chief Financial Officer (Principal Financial and Accounting Officer)	April 29, 2004
* John R. Marshall	Director and Chairman of the Board	April 29, 2004
* John Brayman	Director	April 29, 2004
* Christopher S. Brothers	Director	April 29, 2004
* Michael P. Harmon	Director	April 29, 2004
* Ian A. Schapiro	Director	April 29, 2004

* Richard S. Siudek	Director	April 29, 2004
*By:	/s/ DAVID R. HELWIG Attorney-in-fact	April 29, 2004

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement.
2.1	Agreement and Plan of Merger, dated as of June 17, 2003, by and among InfraSource Services, Inc. (f/k/a Dearborn Holdings Corporation), Exelon Enterprises Company, LLC, InfraSource Incorporated and Dearborn Merger Sub, Inc.†(1)
2.2	Agreement and Plan of Merger by and among Dearborn Holdings Corporation, InfraSource Incorporated, MAI Acquisition, Inc., Maslonka & Associates, Inc., Martin Maslonka, Mark C. Maslonka, Jon Maslonka, Justin Campbell, Joseph Gabbard, Sidney N. Strauss and Thomas B. Tilford, dated as of January 16, 2004.**†(1)
3.1	Form of Restated Certificate of Incorporation of InfraSource Services, Inc.
3.1.1	Form of Certificate of Amendment to the Restated Certificate of Incorporation of InfraSource Services, Inc.
3.2	Form of Amended and Restated Bylaws of InfraSource Services, Inc.
3.3	Specimen of stock certificate.
4.1	Stockholders Agreement, dated as of September 24, 2003, by and among InfraSource Services, Inc. (f/k/a the Dearborn Holdings Corporation) and its Security Holders party thereto.(1)
4.2	Registration Rights Agreement, dated as of April 20, 2004, by and among InfraSource Services, Inc. OCM Principal Opportunities Fund II, L.P., OCM/GFI Power Opportunities Funds, L.P., Martin Maslonka, Thomas B. Tilford, Mark C. Maslonka, Justin Campbell, Joseph Gabbard, Sidney Strauss, Jon Maslonka, David R. Helwig, Terence R. Montgomery and Paul M. Daily.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, related to the shares of common stock being sold in the initial public offering.(1)
10.1	Form of Officer and Director Indemnification Agreement.
10.2	Credit Agreement, dated September 24, 2003, made by InfraSource Services, Inc. (f/k/a Dearborn Holdings Corporation), InfraSource Incorporated in favor of LaSalle Bank National Association.(1)
10.3	First Amendment, dated as of January 22, 2004, to the Credit Agreement, dated as of September 24, 2003, among InfraSource Services, Inc. (f/k/a the Dearborn Holdings Corporation), InfraSource Incorporated in favor of LaSalle Bank National Association.(1)
10.4	Volume Agreement, dated as of September 24, 2003, between InfraSource Services, Inc. (f/k/a Dearborn Holdings Corporation) and Exelon Enterprises Company, LLC.**(1)
10.5	2003 Omnibus Stock Incentive Plan.(1)
10.6	Form of 2004 Omnibus Stock Incentive Plan.
10.7	Form of 2004 Employee Stock Purchase Plan.
10.8	InfraSource Incorporated Deferred Compensation Plan.(1)
10.9	Management Agreement, dated September 24, 2003, by and among David Helwig, InfraSource Services, Inc. (f/k/a Dearborn Holdings Corporation) and InfraSource Incorporated.(1)
10.10	Management Agreement, dated September 24, 2003, by and among Terence R. Montgomery, InfraSource Services, Inc. (f/k/a Dearborn Holdings Corporation) and InfraSource Incorporated.(1)
10.11	Management Agreement, dated September 24, 2003, by and among Henry E. Jackson, InfraSource Services, Inc. (f/k/a Dearborn Holdings Corporation) and InfraSource Incorporated.(1)

10.12	Management Agreement, dated September 24, 2003, by and among Stephen J. Reiten, InfraSource Services, Inc. (f/k/a Dearborn Holdings Corporation) and InfraSource Incorporated.(1)
10.13	Management Agreement, dated September 24, 2003, by and among Paul M. Daily, InfraSource Services, Inc. (f/k/a Dearborn Holdings Corporation) and InfraSource Incorporated.(1)
10.14	Amendment to Non-Qualified Time-Based Stock Option Agreement, dated January 27, 2004, by and between Paul Daily and InfraSource Services, Inc.(1)
10.15	Settlement Agreement and General Release of Claims, dated September 29, 2003, by Terence R. Montgomery and InfraSource Incorporated.(1)
10.16	Subscription Agreement, dated January 27, 2004, by OCM Principal Opportunities Fund II, L.P. and InfraSource Services, Inc.(1)
10.17	Subscription Agreement, dated January 27, 2004, by OCM/GFI Power Opportunities Fund, L.P. and InfraSource Services, Inc.(1)
10.18	Subscription Agreement, dated January 29, 2004, by David Helwig and InfraSource Services, Inc.(1)
10.19	Subscription Agreement, dated January 29, 2004, by Paul Daily and InfraSource Services, Inc.(1)
10.20	Form of 2004 Omnibus Stock Incentive Plan Non-Qualified Stock Option Agreement
10.21	Second Amendment and Waiver, dated April 21, 2004, to the Credit Agreement and the Guarantee and Collateral Agreement.
10.22	Guarantee and Collateral Agreement, dated as of September 24, 2003, by and among InfraSource Services, Inc., (f/k/a Dearborn Holdings Corporation), InfraSource Incorporated and its subsidiaries party thereto, in favor of Barclays Bank PLC.
21.1	List of Subsidiaries.(1)
23.1	Consent of PricewaterhouseCoopers LLP, Independent Auditors.
23.2	Consent of PricewaterhouseCoopers LLP, Independent Auditors.
23.3	Consent of PricewaterhouseCoopers LLP, Independent Auditors.
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of the Registration Statement).(1)
24.2	Power of Attorney.(1)

**
Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

†
InfraSource Services agrees to furnish copies of the Schedules and Exhibits referenced in this agreement to the Securities and Exchange Commission upon request.

(1)
Previously filed.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
POWER OF ATTORNEY
EXHIBIT INDEX